EXHIBIT 6(A)

                        THE MICHIGAN HERITAGE FUND
                          DISTRIBUTION AGREEMENT

    This DISTRIBUTION AGREEMENT (the "Agreement") is made as of the 19th day of February, 1997 by and among DECLARATION TRUST (the "Trust") a Pennsylvania Business Trust, on behalf of THE MICHIGAN HERITAGE FUND (the "Fund"), a series of the Trust and DICKINSON ASSET MANAGEMENT, INC. (the "Advisor"), a Michigan corporation, and DECLARATION DISTRIBUTORS, INC. (the "Distributor"), a Pennsylvania corporation.

                             WITNESSETH THAT:

    WHEREAS, the Trust an open-end, diversified, management investment company is registered under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act") and

    WHEREAS, the Trust, a series investment company, may issue its shares in one or more series and

    WHEREAS, Fund has been created as a separate series of the Trust and the shares that will be issued by the Trust with respect to the Fund may be issued in separate classes (hereafter the "Portfolio" or "Portfolios") and

    WHEREAS, the Advisor has been appointed investment advisor with respect to the Fund;

    WHEREAS, the Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission (the "SEC") and is a member, in good standing, of the National Association of Securities Dealers, Inc. (the "NASD");

    WHEREAS, the Trust has adopted a plan of distribution with respect to the Fund (the "Distribution Plan") pursuant to Rule 12b-1 under the 1940 Act relating to the payment from the Fund assets of distribution expenses; and

    WHEREAS, the Trust, the Advisor and the Distributor desire to enter into this Agreement pursuant to which the Distributor will provide distribution services for the Portfolios of the Fund with respect to the Fund Shares identified on Schedule A, as may be amended from time to time, on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust with respect to the Fund, the Advisor and the Distributor, all intending to be legally bound hereby, agree as follows:

    1. APPOINTMENT OF DISTRIBUTOR. The Trust hereby appoints the Distributor as its exclusive agent for the distribution of the Fund's Shares, and the Distributor hereby accepts such appointment under the terms of this Agreement. The Trust shall not sell any Fund Shares to any person except to fill orders for the Fund Shares received through the Distributor; provided, however, that the foregoing exclusive right shall not apply: (i) to Fund Shares issued or sold in connection with the merger or consolidation of any other investment company with the Trust or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Trust; (ii) to Shares which may be offered by the Trust to Fund shareholders for reinvestment of cash distributed from capital gains realized or net investment income of the Fund; or (iii) to Shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Fund's Prospectus. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Fund Shares whenever, in its sole discretion, it deems such action to be desirable, and the Distributor shall process no further orders for Fund Shares after it receives notice of such termination, suspension or withdrawal.

    2. FUND DOCUMENTS. The Trust has provided the Distributor with properly certified or authenticated copies of the following Trust related documents in effect on the date hereof: the Trust's organizational documents, including Trust Indenture and By-Laws; the Trust's Registration Statement on Form N-1A, including all exhibits thereto; the Fund's most current Prospectus and Statement of Additional Information; and resolutions of the Trust's Board of Trustees authorizing the appointment of the Distributor and approving this Agreement. The Trust shall promptly provide to the Distributor copies, properly certified or authenticated, of all amendments or supplements to the foregoing. The Trust shall provide to the Distributor copies of all other information which the Distributor may reasonably request for use in connection with the distribution of Fund Shares, including, but not limited to, a certified copy of all Trust financial statements relating to the Fund prepared by the Trust's independent public accountants. The Trust shall also supply the Distributor with such number of copies of the current Fund Prospectus, Statement of Additional Information and shareholder reports as the Distributor shall reasonably request.

    3. DISTRIBUTION SERVICES. The Distributor shall sell and repurchase Fund Shares as set forth below, subject to the registration requirements of the 1933 Act and the rules and regulations thereunder, and the laws governing the sale of securities in the various states ("Blue Sky Laws"):

         a. The Distributor, as agent for the Fund, shall sell Fund Shares to the public against orders therefor at the public offering price, which shall be the net asset value of the Shares then in effect.

         b. The net asset value of the Fund Shares shall be determined in the manner provided in the then current Fund Prospectus and Statement of Additional Information. The net asset value of the Fund Shares shall be calculated by the Trust or by another entity on behalf of the Trust. The Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

         c. Upon receipt of purchase instructions, the Distributor shall transmit such instructions to the Trust or its transfer agent for registration of the Fund Shares purchased.

         d. The Distributor shall also have the right to take, as agent for the Trust, all actions which, in the Distributor's judgment, are necessary to effect the distribution of Fund Shares.

         e. Nothing in this Agreement shall prevent the Distributor or any "affiliated person" of the Distributor from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that the Distributor expressly agrees that it shall not, for its own account, purchase any Shares of the Fund except for investment purposes and that it shall not for its own account sell any such Shares except for redemption of such Shares by the Fund, and that it shall not undertake activities which, in its judgment, would adversely affect the performance of its obligations to the Trust on behalf of the Fund under this Agreement.

         f. The Distributor, as agent for the Trust with respect to the Fund, shall repurchase Fund Shares at such prices and upon such terms and conditions as shall be specified in the Fund's Prospectus.

    4. DISTRIBUTION SUPPORT SERVICES. In addition to the sale and repurchase of Shares, the Distributor shall perform the distribution support services set forth on Schedule B attached hereto, as may be amended from time to time. Such distribution support services shall include: review and submission to the NASD of sales and marketing literature; NASD required recordkeeping; and quarterly reports to the Trust's Board of Trustees. Such distribution support services may also include: fulfillment services, including telemarketing, printing, mailing and follow-up tracking of sales leads; and licensing Advisor or Trust personnel as registered representatives of the Distributor and related supervisory activities.

    5. REASONABLE EFFORTS. The Distributor shall use all reasonable efforts in connection with the distribution of Fund Shares. The Distributor shall have no obligation to sell any specific number of Shares and shall only sell Shares against orders received therefor. The Trust shall retain the right to refuse at any time to sell any Fund Shares for any reason deemed adequate by it.

    6. COMPLIANCE. In furtherance of the distribution services being provided hereunder, the Distributor, the Trust, and the Advisor agree as follows:

         a. The Distributor shall comply with the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, Fund Shares.

         b. The Distributor shall require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions of the Fund's current Prospectus and Statement of Additional Information, with respect to the public offering price of the Shares.

         c. The Trust agrees to furnish to the Distributor sufficient copies of any agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Fund Shares in a timely manner in order to allow the Distributor to review, approve and file such materials with the appropriate regulatory authorities and obtain clearance for use. The Trust agrees not to use any such materials until so filed and cleared for use by appropriate authorities and the Distributor.

         d. The Distributor, at its own expense, shall qualify and maintain its qualification as a broker or dealer, or otherwise, under all applicable Federal or state laws required to permit the sale of Fund Shares in such states as shall be mutually agreed upon by the parties; provided, however that the Distributor shall have no obligation to register as a broker or dealer under the Blue Sky Laws of any jurisdiction if it determines that registering or maintaining registration in such jurisdiction would be uneconomical. Notwithstanding any other terms of the paragraph, the Distributor represents it is currently registered to do business in the State of Michigan, and will continue to maintain said registration until this agreement is terminated.

         e. The Distributor shall not, in connection with any sale or solicitation of a sale of the Fund Shares, make or authorize any representative, service organization, broker or dealer to make, any representations concerning the Shares except those contained in the Fund's current Prospectus covering the Shares and in communications with the public or sales materials approved by the Distributor as information supplemental to such Prospectus.

    7. EXPENSES.  Expenses shall be allocated as follows:

         a. The Trust on behalf of the Fund shall bear the following expenses: preparation, setting in type, and printing of sufficient copies of the Fund Prospectus and Statement of Additional Information for distribution to existing shareholders; preparation and printing of reports and other communications to existing shareholders; distribution of copies of the Prospectus, Statement of Additional Information and all other communications to existing shareholders; registration of Fund Shares under the Federal securities laws; qualification of the Fund Shares for sale in the jurisdictions mutually agreed upon by the Trust and the Distributor; transfer agent/shareholder servicing agent services; supplying information, prices and other data to be furnished by the Trust under this Agreement; and any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

         b. The Advisor shall pay all other expenses incident to the sale and distribution of the Shares sold hereunder, including, without limitation: printing and distributing copies of the Prospectus, Statement of Additional Information and reports prepared for use in connection with the offering of Shares for sale to the public; advertising in connection with such offering, including public relations services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature; data processing necessary to support a distribution effort; distribution and shareholder servicing activities of broker-dealers and other financial institutions; filing fees required by regulatory authorities for sales literature and advertising materials; any additional out-of-pocket expenses incurred in connection with the foregoing and any other costs of distribution.

    8. COMPENSATION. For the distribution and distribution support services provided by the Distributor pursuant to the terms of the Agreement, the Trust shall pay to the Distributor out of Fund assets the compensation set forth in Schedule A attached hereto, which schedule may be amended from time to time. To the extent that the 12b-1 fee is inadequate to pay the Distributor's compensation when such compensation becomes due and payable, the Advisor shall be responsible for and shall pay to the Distributor the difference between the amount of the 12b-1 fee that may be paid and the total compensation due to the Distributor. The Distributor shall also be reimbursed for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, telecommunications charges, postage and delivery charges, record retention costs, reproduction charges and traveling and lodging expenses (subject to pre-approval by Mr. C. David Dickinson unless such travel is required for compliance purposes or other required travel to perform Distributor duties under this Agreement) incurred by officers and employees of the Distributor. The Distributor's monthly invoices for distribution fees and out-of-pocket expenses shall be paid to the Distributor within five days of month-end. If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, the Distributor shall be paid a distribution fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Distributor as of the termination date shall survive the termination of this Agreement.

    9. USE OF DISTRIBUTOR'S NAME. The Trust shall not use the name of the Distributor or any of its affiliates in the Fund Prospectus, Statement of Additional Information, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by the Distributor; provided, however, that the Distributor shall approve all uses of its own and its affiliates' names that merely refer, in accurate terms, to their appointments or that are required by the Securities and Exchange Commission (the "SEC") or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

    10. USE OF FUND'S NAME. Neither the Trust, the Distributor nor any of its affiliates shall use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto by the Advisor; provided, however, that the Advisor shall approve all uses of the Fund's name that merely refer in accurate terms to the appointment of the Distributor hereunder or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

    11. LIABILITY OF DISTRIBUTOR. The duties of the Distributor shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Distributor hereunder. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except to the extent of loss resulting from willful misfeasance, bad faith, negligence, or reckless disregard of its obligations and duties under this Agreement. As used in this Section 11 and in Section 12 (except the second paragraph of Section 12), the term "Distributor" shall include directors, officers, employees and other agents of the Distributor.

    12. INDEMNIFICATION OF DISTRIBUTOR. The Trust out of Fund assets shall indemnify and hold harmless the Distributor against any and all liabilities, losses, damages, claims and expenses (including, without limitation, reasonable attorneys' fees and disbursements and investigation expenses incident thereto) which the Distributor may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the Distributor may be involved as a party or otherwise or with which the Distributor may be threatened, by reason of the offer or sale of the Fund shares prior to the effective date of this Agreement.

    Any director, officer, employee, shareholder or agent of the Distributor who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to the Trust on behalf of the Fund or acting on any business of the Trust for the Fund (other than services or business in connection with the Distributor's duties hereunder), to be rendering such services to or acting solely for the Trust with respect to the Fund and not as a director, officer, employee, shareholder or agent, or one under the control or direction of the Distributor, even though receiving a salary from the Distributor.

    The Trust with respect to the Fund agrees to indemnify and hold harmless the Distributor, and each person, who controls the Distributor within the meaning of Section 15 of the 1933 Act, or Section 20 of the Securities Exchange Act of 1934, as amended ("1934 Act"), against any and all liabilities, losses, damages, claims and expenses, joint or several (including, without limitation, reasonable attorneys' fees and disbursements and investigation expenses incident thereto) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state laws or regulations, at common law or otherwise, insofar as such liabilities, losses, damages, claims and expenses (or actions, suits or proceedings in respect thereof) arise out of or relate to any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature or other written information prepared with respect to the Fund and provided by the Trust with respect to the Fund to the Distributor for the Distributor's use hereunder, or arise out of or relate to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Distributor (or any person controlling the Distributor) shall not be entitled to indemnity hereunder for any liabilities, losses, damages, claims or expenses (or actions, suits or proceedings in respect thereof) resulting from (i) an untrue statement or omission or alleged untrue statement or omission made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Trust with respect to the Fund by the Distributor specifically for use therein or (ii) the Distributor's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations in the performance of this Agreement.

    The Distributor agrees to indemnify and hold harmless the Trust with respect to the Fund, and each person who controls the Trust within the meaning of Section 15 of the 1933 Act, or Section 20 of the 1934 Act, against any and all liabilities, losses, damages, claims and expenses, joint or several (including, without limitation reasonable attorneys' fees and disbursements and investigation expenses incident thereto) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state laws, at common law or otherwise, insofar as such liabilities, losses, damages, claims or expenses arise out of or relate to any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or Statement of Additional Information or any supplement thereto, or arise out of or relate to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished orally or in writing to the Trust respecting the Fund or any public purchaser of Fund securities by the Distributor.

    A party seeking indemnification hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the Indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Indemnity and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall not have the right to elect to defend such claim on behalf of the Indemnitee, and the Indemnitee shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it, except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs providing such fees and expenses are reimbursable to the Indemnitee according to the terms of this Agreement.

    13. DUAL EMPLOYEES. The Advisor agrees that only its employees who are registered representatives of the Distributor ("dual employees") shall engage in the offer, sale, and distribution of Fund Shares of the Portfolios and further agrees that the activities of any such employees as registered representatives of the Distributor shall be limited the to offer, sale, and distribution of Fund Shares. If there are dual employees, one employee of the Advisor shall register as a principal of the Distributor and assist the Distributor in monitoring the marketing and sales activities of the dual employees. The Advisor shall maintain errors and omissions and fidelity bond insurance policies providing reasonable coverage for its employees activities and shall provide copies of such policies to the Distributor. The Advisor shall indemnify and hold harmless the Distributor against any and all liabilities, losses, damages, claims and expenses (including reasonable attorneys' fees and disbursements and investigation costs incident thereto) arising from or related to the Advisor's employees' activities as registered representatives of the Distributor, including, without limitation, any and all such liabilities, losses, damages, claims and expenses arising from or related to the breach by such dual employees of any rules or regulations of the NASD or SEC.

    14. FORCE MAJEURE. The Distributor shall not be liable for any delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited, to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Distributor and not primarily attributable to the failure of the Distributor to reasonably maintain or provide for the maintenance of such equipment, the Distributor shall, at no additional expense to the Trust or the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

    15. SCOPE OF DUTIES. The Distributor, the Trust, and the Advisor shall regularly consult with each other regarding the Distributor's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Trust and the Fund shall submit to the Distributor at a reasonable time in advance of filing with the SEC, copies of any amendments or supplements to the registration statement of the Trust relating to the Fund (including exhibits) under the 1940 Act and the 1933 Act, and at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered with respect to the Fund. Any change in such materials that would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor's approval. In the event that a change in such documents or in the procedures contained therein increases the cost or burden to the Distributor of performing its obligations hereunder, the Distributor shall be entitled to receive additional reasonable compensation therefore either from the Fund in the form of a 12b-1 payment or by the Advisor to the extent that 12b-1 fees are not available.

    16. DURATION. This Agreement shall become effective as of the date first above written, and shall continue in force for two years from that date and thereafter from year to year, provided continuance is approved at least annually by either the vote of a majority of the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Fund.

    17.  TERMINATION.  This Agreement shall terminate as follows:

         a. This Agreement shall terminate automatically in the event of its assignment, unless agreed to by the parties hereto.

         b. This Agreement shall terminate upon the failure to approve the continuance of the Agreement after the initial two year term as set forth in Section 6 above.

         c. This Agreement shall terminate at any time upon a vote of the majority of the Trustees or by a vote of the majority of the outstanding voting securities of the Trust, upon not less than 60 days prior written notice to the Distributor.

         d. The Distributor may terminate this Agreement upon not less than 60 days prior written notice to the Trust.

    Upon the termination of this Agreement, the Trust shall pay to the Distributor out of Fund assets such compensation and out-of-pocket expenses as may be due and payable for the period prior to the effective date of such termination. In the event that the Trust designates a successor to any of the Distributor's obligations hereunder, the Distributor shall, at the expense and direction of the Trust on behalf of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Distributor pursuant to the foregoing provisions.

    Sections 7, 8, 9, 10, 11, 12, 13, 14, 15, 17, 21, 22, 24, 25 and 26
shall survive any termination of this Agreement.

    18. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor, the Trust and the Advisor and shall not become effective unless its terms have been approved by the majority of the Trustees of the Trust or by a "vote of majority of the outstanding voting securities" of the Fund.

    19. NON-EXCLUSIVE SERVICES. The services of the Distributor rendered to the Trust with respect to the Fund are not exclusive. The Distributor may render such services to any other investment company and have other businesses and interests.

    20. DEFINITIONS. As used in this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," "interested person" and "affiliated person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

    21. CONFIDENTIALITY. The Distributor and the Trust shall treat confidentially and as proprietary information relating to the Fund, all records and other information relating to the Fund and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Advisor.

    22. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this
Section 20 as promptly as practicable thereafter). Notices shall be addressed as follows:

                    (a)     if to the Advisor:
                            The Michigan Heritage Fund
                            C/O Dickinson Asset Management, Inc.
                            301 MAC Avenue
                            East Lansing, MI 48823
                            ATTN: Mr. C. David Dickinson


                    (b)     if to the Trust:
                            Declaration Trust
                            555 North Lane, Suite 6160
                            Conshohocken, PA 19428
                            ATTN: Mr. Terence P. Smith, Secretary
                            with a copy to the Advisor
                            unless such notice is given by the Advisor

                    (c)     if to the Distributor:
                            Declaration Distributors, Inc.
                            555 North Lane, Suite 6160
                            Conshohocken, PA  19428
                            Attn: Mr. Terence P. Smith, President


or to such other respective addresses as the parties shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

    23. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

    24. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

    25. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

    26. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                         DICKINSON ASSET MANAGEMENT, INC.

                              /S/ C. David Dickinson
                         BY:  -----------------------------------
                                  Mr. C. David Dickinson


                         DECLARATION FUND with respect to
                         The Michigan Heritage Fund

                              /S/ Terence P. Smith
                         By:  -----------------------------------
                                  Mr. Terence P. Smith, Secretary


                         DECLARATION DISTRIBUTORS, INC.

                              /S/ Terence P. Smith
                         By:  -----------------------------------
                                  Mr. Terence P. Smith, President

                                SCHEDULE A

                        The Michigan Heritage Fund

                        Portfolio and Fee Schedule

Portfolios covered by Distribution Agreement:

          The Michigan Heritage Fund


Fees for distribution and distribution support services on behalf of the Portfolios:

          Annual Fee                  $ 20,000

    Plus standard out-of-pocket expenses including (but not limited to): postage, courier, telephone line, travel (for compliance purposes and other required travel), Fund specific costs related to Fund/SERV and Networking, printing, bank service charges, wire charges, and other standard miscellaneous items.

                                SCHEDULE B

                      Distribution Support Services


1. Provide national broker dealer for Fund registration.

2. Review and submit for approval all advertising and promotional materials.

3. Maintain all books and records required by the NASD.

4. Monitor Distribution Plan and report to Board of Trustees of the Trust.

5. Prepare quarterly reports to Board of Trustees of the Trust relating to distribution activities.

6. Subject to approval of Distributor, license Advisor personnel as registered representatives of the Distributor.

7. Telemarketing services (additional cost - to be negotiated).

8. Fund fulfillment services, including sampling prospective shareholders inquiries and related mailings (additional cost - to be negotiated).